EXHIBIT 10.3

TRADEMARK SUBLICENSE AGREEMENT

THIS TRADEMARK SUBLICENSE AGREEMENT, effective as of January 30, 2019 (the “Sublicense Agreement”), is among Invesco Advisers, Inc., a Delaware corporation having its principal place of business at 1555 Peachtree Street N.E., Atlanta, Georgia 30309 (“Licensor”), on the one hand, and Invesco Real Estate Income Trust Inc., a Maryland corporation having its principal place of business at 1555 Peachtree Street, N.E., Atlanta, Georgia 30309, and Invesco REIT Operating Partnership LP, a Delaware limited partnership having its principal place of business at 1555 Peachtree Street, N.E., Atlanta, Georgia 30309 (individually and together, “Sub-Licensee”), on the other hand. Licensor and Sub-Licensee are referred to herein individually as a “Party” and collectively as “Parties.”

WHEREAS Invesco Holding Company Limited (“IHCL”) is the owner of the service marks set forth on the attached Schedule A (the “Marks”);

WHEREAS Licensor is licensed by IHCL to use the Marks, and has the right to sublicense the use of the Marks, by virtue of a License Agreement effective as of January l, 2008 between Licensor and IHCL (the “Trademark License Agreement”);

WHEREAS, Licensor and Sub-Licensee are parties to the Advisory Agreement, dated January 30, 2019 (as amended or restated from time to time, the “Advisory Agreement”);

WHEREAS, Sub-Licensee wishes to use the Marks in the United States and its territories and any and all other countries or jurisdictions in which the Marks are registered or the subjects of applications by IHCL now or in the future (the “Territory”) for the Limited Purpose set forth below;

WHEREAS, subject to the terms and conditions set forth herein, Licensor is willing to grant to Sub-Licensee, and Sub-Licensee is willing to accept, a non-exclusive, non-transferable license to use the Marks pursuant to the terms of this Sublicense Agreement; and

WHEREAS, subject to the terms and conditions set forth herein, Sub-Licensee is willing to assign to Licensor, and Licensor is willing to accept, ownership of certain domain names held by Sub-Licensee.

NOW THEREFORE in consideration of the amounts paid to Licensor under the Advisory Agreement, and the covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.    Grant/License.

(a)    Licensor hereby grants to Sub-Licensee, and Sub-Licensee hereby accepts, a revocable, non-transferable, non-exclusive, royalty-free right and license to use the Marks in the Territory solely in connection with the activities associated with being a real estate investment trust, including, without limitation, the right to use “INVESCO” as part of Sub-Licensee’s corporate name and trade name (collectively, the “Limited Purpose”). Sub-Licensee acknowledges IHCL’s ownership of the Marks, and agrees that its use of the Marks shall enure to IHCL’s benefit.

(b)    Sub-Licensee acknowledges and agrees that it does not have the right to sublicense the use of the Marks to any party under this Sublicense Agreement except to a current or future majority-owned subsidiary of Sub-Licensee, and then only with the prior written consent of Licensor, provided that (i) no such subsidiary shall use the Marks as part of a name other than the Sub-Licensee’s name without the prior written consent of Licensor in its sole discretion and (ii) any such sublicense shall terminate automatically, with no need for written notice, if (x) such entity ceases to be a majority-owned subsidiary of Sub-Licensee, (y) this Sublicense Agreement terminates for any reason or (z) Licensor gives notice of such termination. Sub-Licensee shall be responsible for any such sublicensee’s compliance with the provisions of this Sublicense Agreement, and any breach by a sublicensee of any such provision shall constitute a breach of this Sublicense Agreement by Sub-Licensee. Neither Sub-Licensee nor any of its current or future subsidiaries shall use a new trademark, corporate name, trade name or logo that contains the Marks without the prior written consent of Licensor in its sole discretion, and any resulting license shall be governed by a new agreement between the applicable parties and/or an amendment to this Sublicense Agreement.

(c)    Sub-Licensee hereby agrees to refrain from registering any domain names that incorporate the Marks, or a portion thereof, without written consent from Licensor. To the extent Sub-Licensee owns or acquires any domain names that contain the Marks, or a portion thereof, Sub-Licensee hereby agrees to assign its right, title and interest to such domain names to Licensor or IHCL upon Licensor’s request.

2.    Term. This Sublicense Agreement shall continue for so long as the Advisory Agreement remains in effect. Upon termination of the Advisory Agreement, this Sublicense Agreement shall terminate automatically without notice to Sub-Licensee and Sub-Licensee agrees to immediately discontinue all use of the Marks, including all use of the word “INVESCO” as part of Sub-Licensee’s corporate name and trade name. Sub-Licensee acknowledges that Licensor derives its rights in respect of the Marks from IHCL and acknowledges that, upon written notice from Licensor to it that IHCL has terminated, varied or suspended Licensor’s rights in respect of such Marks under the Trademark License Agreement, Sub-Licensee shall immediately cease or modify its use of the Marks pursuant to the terms of such notice, including as part of any corporate names or trade names. After termination of this Sublicense Agreement, Sub-Licensee will not adopt a new corporate name, trade name or service mark that contains any word, design or stylized font that, in Licensor’s sole opinion, will be confusingly similar to the Marks or otherwise suggests a continuing affiliation with Licensor and will not utilize the combination of the colors blue and silver prominently in marketing or advertising its services.

3.    License Covenants. Sub-Licensee acknowledges that IHCL is the owner of all rights in the Marks, and, except as otherwise expressly permitted by this Sublicense Agreement, Sub-Licensee shall not at any time do or suffer to be done any act or thing that will in any way impair the rights of IHCL or Licensor in and to the Marks. Nothing in this Sublicense Agreement grants, nor shall Sub-Licensee acquire hereby, any right, title or interest in or to the Marks or any goodwill associated with the Marks, other than those rights expressly granted hereunder. Unless otherwise approved in writing by IHCL, Sub-Licensee shall affix to all materials that contain or bear one or more of the Marks the following notice: “INVESCO and the New Mountain Design are service marks of Invesco Holding Company Limited, used under license.”

4.    Standards of Quality and Control.

(a)    Sub-Licensee shall use the Marks only in accordance with the design, description and/or appearance of the Marks as shown on Schedule A. Sub-Licensee may neither change nor modify the Marks, nor create any design variation of the Marks, nor join any Mark with any other words or marks other than as provided herein. Sub-Licensee agrees to abide by any guidelines provided by Licensor in connection with the use of the Marks, and further agrees that the Marks shall be reproduced only in the form and colors specified by Licensor.

(b)    Sub-Licensee shall only use the Marks in association with services in a manner that is in accordance with the highest industry standards, including a standard of quality substantially equal to if not superior to the standards of quality as those offered and maintained by Licensor and its affiliates.

(c)    Licensor shall have the right to inspect and approve, including on the Sub-Licensee’s premises, which approval shall not be unreasonably withheld, any and all uses by the Sub-Licensee of the Marks. Sub-Licensee shall provide to Licensor, at no cost or expense to Licensor, sample copies of all materials in which Sub-Licensee proposes to use the Marks for Licensor’s review, comment and approval on those portions of the materials that relate to the use of the Marks by the Sub-Licensee at least thirty (30) business days prior to the intended publication of such samples. If Licensor does not notify Sub-Licensee within fifteen (15) business days of receipt of such materials that for reasons stated it objects to such proposed use, Sub-Licensee shall be entitled to use such materials in the manner provided to Licensor for its review, comment and approval.

(d)    Sub-Licensee shall promptly notify Licensor upon becoming aware of any infringement or dilution of the Marks and shall cooperate fully with Licensor to stop such infringement or dilution.

5.    Indemnification. Neither IHCL nor Licensor assumes any liability from, or for, Sub-Licensee, or third parties, for Sub-Licensee’s goods or services. Sub-Licensee shall defend, indemnify and hold harmless IHCL, Licensor and their affiliates, successors and assigns, and their respective officers, directors, employees, agents, attorneys and representatives, from and against any and all claims, causes of action, suits, damages, losses, liabilities, costs and expenses (including, but not limited to, reasonable attorneys’ and expert witness fees and expenses), which may be sustained or suffered as a result of a breach of this Sublicense Agreement by Sub-Licensee, including, without limitation, any act or omission, which causes or is alleged to cause harm or a violation of any of the rights of any third party.

6.    Breach/Use Outside Limited Purpose. In the event Sub-Licensee breaches any of the terms of this Sublicense Agreement, including the manner of use of the Marks, or the use of the Marks outside the Limited Purpose or Territory as determined by Licensor in its sole discretion, Licensor may terminate this Sublicense Agreement, and all subsequent use by Sub-Licensee will be unauthorized and subject to legal action. Upon the termination of this Sublicense Agreement, all rights in the Marks granted to Sub-Licensee hereunder shall automatically revert to IHCL, and Sub-Licensee shall have no further rights to the use of the Marks in any manner. In the event of an unauthorized use of the Marks by Sub-Licensee, Sub-Licensee hereby consents to the immediate entry of a court injunction preventing Sub-Licensee’s further use of the Marks or confusingly similar marks.

7.    IHCL. The parties agree that (i) as IHCL is the owner of the Marks in the Territory, it is a third-party beneficiary of this Sublicense Agreement and IHCL shall be entitled to enforce against Sub-Licensee the terms and conditions of this Sublicense Agreement with respect to the Marks and to take any legal actions or initiate proceedings that may be necessary or desirable to protect IHCL’s interest directly against Sub-Licensee if, in IHCL’s opinion, Licensor has failed to properly protect the interests of IHCL as required under the terms of the Trademark License Agreement, and (ii) Licensor is the agent of IHCL to assist in the control of the Marks and enforcement of the terms and conditions of this Sublicense Agreement.

8.    Representations and Warranties.

Each Party represents and warrants that:

(a)    it has executed this Sublicense Agreement freely, fully intending to be bound by the terms and provisions contained herein;

(b)    it has not executed any agreement in conflict herewith;

(c)    it has full corporate power and authority to execute, deliver and perform this Sublicense Agreement;

(d)    the person or persons signing this Sublicense Agreement on behalf of such Party has been properly authorized and empowered to enter into this Sublicense Agreement by and on behalf of such Party;

(e)    prior to the date of this Sublicense Agreement, all corporate actions of such Party necessary for the execution, delivery and performance of this Sublicense Agreement by such Party have been duly taken; and

(f)    this Sublicense Agreement has been duly authorized and executed by such Party, is the legal, valid and binding obligation of such Party, and is enforceable against such Party in accordance with its terms.

9.    Effects of Termination. Upon the termination of this Sublicense Agreement, all licensed rights in the Marks shall automatically revert to IHCL, and Sub-Licensee shall have no further rights in, and shall immediately cease all use of the Marks.

10.    Disclaimer; Limitation of Liability.

(a)    EXCEPT AS EXPRESSLY SET FORTH IN SECTION 8, LICENSOR MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THIS SUBLICENSE AGREEMENT OR THE MARKS, AND EXPRESSLY DISCLAIMS ALL SUCH REPRESENTATIONS AND WARRANTIES, INCLUDING ANY WITH RESPECT TO TITLE, NON-INFRINGEMENT, MERCHANTABILITY, VALUE, RELIABILITY OR FITNESS FOR USE. SUB-LICENSEE’S USE OF THE MARKS IS ON AN “AS-IS” BASIS.

(b)    LICENSOR SHALL NOT BE LIABLE TO SUB-LICENSEE FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES (INCLUDING LOST PROFITS, GOODWILL OR BUSINESS INTERRUPTION) AS A RESULT OF LICENSOR’S PERFORMANCE OR BREACH OF THIS SUBLICENSE AGREEMENT, OR ANY CLAIM RELATING TO THE THIS SUBLICENSE AGREEMENT OR THE SUBJECT MATTER HEREOF, EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

11.    Severability. If any provision of this Sublicense Agreement is held to be invalid or unenforceable, then such provision shall (so far as invalid or unenforceable) be given no effect and shall be deemed not to be included in this Sublicense Agreement without invalidating any of the remaining provisions of this Sublicense Agreement. The invalidity of any provision of this Sublicense Agreement in any jurisdiction shall not render the provision in question inoperative or unenforceable nor affect the remaining portions of this Sublicense Agreement in any other jurisdiction.

12.    Amendment; Waivers. No amendment, modification or discharge of this Sublicense Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the Party against which enforcement of the amendment, modification, discharge or waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the Party granting such waiver in any other respect or at any other time. Neither the waiver by any of the Parties hereto of a breach of, or a default under, any of the provisions of this Sublicense Agreement, nor the failure by any of the Parties, on one or more occasions, to enforce any of the provisions of this Sublicense Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any Party otherwise may have at law or in equity.

13.    Counterparts. This Sublicense Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same instrument.

14.    Further Assurances. Each Party agrees to execute all such further instruments and documents and to take all such further action as the other Party may reasonably require in order to effectuate the terms and purposes of this Sublicense Agreement. The Parties shall act in good faith in the performance of their obligations under this Sublicense Agreement.

15.    Waiver of Jury Trial. Each Party acknowledges and agrees that any controversy which may arise under this Sublicense Agreement is likely to involve complicated and difficult issues, and, therefore, it hereby irrevocably and unconditionally waives any rights it may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Sublicense Agreement, or the breach, termination or validity of this Sublicense Agreement, or the transactions contemplated by this Sublicense Agreement. Each Party certifies and acknowledges that (a) no representative, agent or attorney of another Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce the foregoing waiver; (b) it understands and has considered the implications of this waiver; (c) it makes this waiver voluntarily; and (d) it has been induced to enter into this Sublicense Agreement by, among other things, the mutual waivers and certifications in this Section 15.

16.    Equitable Relief. The Sub-Licensee acknowledges and agrees that Licensor and IHCL will suffer irreparable harm as a result of the material breach by Sub-Licensee of any covenant or agreement to be performed or observed by Sub-Licensee under this Sublicense Agreement and acknowledges that damages will not provide an adequate remedy for such breach. Sub-Licensee further acknowledges that Licensor and IHCL shall be entitled to receive from any court or administrative body of competent jurisdiction a temporary restraining order, preliminary injunction and/or permanent injunction enjoining Sub-Licensee from further breach of this Sublicense Agreement or further infringement or impairment of the rights of IHCL.

17.    Legal Fees and Expenses. In the event that any Party shall be the prevailing Party in any legal or equitable action by such Party against another Party to prevent or remedy any breach of this Sublicense Agreement, the prevailing Party shall be entitled to recover its reasonable legal fees and expenses in such action from the other Party.

18.    No Third-Party Beneficiaries. Except as otherwise provided herein, nothing in this Sublicense Agreement shall confer any rights upon any person or entity other than the Parties and their respective successors and permitted assigns.

19.    Assignment. Sub-Licensee may not convey, sublicense, assign, transfer, pledge, hypothecate, encumber or otherwise dispose of this Sublicense Agreement without the prior written consent of Licensor.

20.    Headings. The headings contained in this Sublicense Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Sublicense Agreement.

21.    Notices. All notices, requests, demands and other communications made in connection with this Sublicense Agreement shall be in writing and shall be deemed to have been duly given: (a) if sent by first-class registered, certified or recorded delivery mail, return receipt requested, postage prepaid, on the seventh (7th) day following the date of deposit in the mail; (b) if delivered personally, when received; (c) if sent by a generally recognized overnight courier service, when received; or (d) if transmitted by email or other telegraphic communications equipment, when confirmed, in each case addressed as follows:

If to Licensor, to:

Invesco Advisers, Inc.

1555 Peachtree Street, N.E.

Atlanta, Georgia 30309

Attention: Jeffrey H. Kupor, Esq.

Email: Jeffrey.Kupor@invesco.com

If to Sub-Licensee to:

Invesco Real Estate Income Trust Inc.

1555 Peachtree Street, N.E.

Atlanta, Georgia 30309

Attention: Christopher Fischer

Email: Chris.Fischer@invesco.com

22.    Entire Agreement. This Sublicense Agreement constitutes the entire agreement between Licensor and Sub-Licensee with respect to the subject matter hereof and supersedes all prior agreements and understandings between Licensor and Sub-Licensee.

23.    Applicable Law. Any dispute, controversy, proceedings or claim of whatever nature arising out of or relating to, or breach of, this Sublicense Agreement shall be governed by, and this Sublicense Agreement shall be construed in accordance with, the laws of Georgia, and the Parties hereby irrevocably submit to the jurisdiction of the courts of Georgia, and each Party herby agrees that all suits, actions and proceedings brought by such Party hereunder shall be brought only in such courts.

24.    Survival. Sections 2, 3, 5, 6, 7 and 9 through 24 shall survive termination or expiration of this Sublicense Agreement for any reason.

[signatures on following page]

IN WITNESS WHEREOF, these Parties have executed this Sublicense Agreement which is to be effective as of the date set forth above.

Invesco Advisers, Inc.		Invesco Real Estate Income Trust Inc.

By:	/s/ Beth Zayicek	By:	/s/ R. Scott Dennis
Name:	Beth Zayicek	Name:	R. Scott Dennis
Title:	Vice President	Title:	Chief Executive Officer and President

Subscribed and sworn to before me, a Notary Public of the State of Texas, this 30th day of January, 2019.		Subscribed and sworn to before me, a Notary Public of the State of Texas, this 30th day of January, 2019.

Notary Public /s/ Simone Jorge Farinelli		Notary Public /s/ Simone Jorge Farinelli

SEAL	SEAL

My Commission Expires: 06/13/22	My Commission Expires: 06/13/22

Invesco REIT Operating Partnership LP

By: Invesco Real Estate Income Trust Inc.

	By:	/s/ R. Scott Dennis
	Name:	R. Scott Dennis
	Title:	Chief Executive Officer and President

Subscribed and sworn to before me, a Notary Public of the State of Texas, this 30th day of January, 2019.

Notary Public /s/ Simone Jorge Farinelli

SEAL

My Commission Expires: 06/13/22

SCHEDULE A

1.	INVESCO (word mark)

2.	INVESCO (Stylized) & New Mountain Design